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                                                                     EXHIBIT 5.1



June 23, 1999



Board of Directors
The Home Depot, Inc.
2455 Paces Ferry Road, N.W.
Atlanta, GA 30339

Ladies and Gentlemen:

In connection with the registration of 6,000,000 shares of Common Stock , $.05 par value per share, of The Home Depot, Inc., (the "Shares"), issuable under the DepotDirect Program of The Home Depot, Inc. (the "Company") pursuant to a Registration Statement on Form S-3, filed with the Securities and Exchange Commission to which this opinion appears as Exhibit 5.1 (the "Registration Statement"), I have examined originals or copies certified or otherwise identified to my satisfaction, of such records of the Company, such certificates of public officials, officers of the Company or other persons, and such other documents as I have deemed necessary or appropriate as the basis of the opinion set forth below in this letter. In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies, and the authenticity of originals of such copies, and I have assumed that all certificates of public officials to have been properly given and to be accurate. Based on the foregoing, I am of the following opinion:

         The Shares have been duly authorized and when sold by the Company as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, I do not thereby admit that I come within the category of persons whose consent is required pursuant to
Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,



/s/ Kelly R. Caffarelli
Kelly R. Caffarelli
Corporate Counsel